Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
John Zimmer
(614) 870-5604

Core Molding Technologies Acquires Horizon Plastics International Inc., Expands Its Capabilities

COLUMBUS, Ohio - January 16, 2018 - Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding” or the “Company”), a leading North American compounder of custom sheet molding compound and molder of fiberglass reinforced plastics, today announced it has acquired substantially all of the assets of Horizon Plastics International Inc. (“HPI”). Founded in 1972, HPI is a custom low-pressure structural plastic molder, which utilizes both structural foam and structural web process technologies, with approximately 250 employees operating within two manufacturing facilities located in Cobourg, Ontario, Canada and Nuevo Leon, Mexico. The transaction is an all-cash acquisition for approximately $63 million, which Core will finance utilizing existing cash on hand and a new $85 million senior secured credit facility consisting of a $45 million term loan and a $40 million revolver.

“Continuing to expand our technology offerings and diversifying our customer base and end-markets are key elements of our growth strategy,” said Kevin L. Barnett, President and Chief Executive Officer of Core Molding Technologies. “HPI is a leader in structural foam and structural web molding and continues to innovate around these molding technologies,” he said. “In addition to new technology offerings, the acquisition brings us existing programs with industry leading customers in several new markets, experienced leadership, a motivated and capable workforce, and expanded geographic reach. We intend to utilize this significant knowledge base and capabilities resident in both facilities to continue to grow the HPI operations.”

“As I looked to transition ownership of HPI, it was important to find the right partner,” said Brian Read, CEO and owner of HPI. “As a long-term Cobourg resident and business owner, future stability of the organization and support of our outstanding technical and production teams was a high priority. I also favored a strategic partner with the scale and technology foundation to continue growing these specialized processes into expanded applications,” he said. “Core Molding Technologies is that partner.”

Structural foam and structural web are low-pressure injection molding processes. Because the processes are conducted at low-pressure, parts can be larger, more structurally sound, and have less internal stress than parts made using high-pressure. HPI’s low-pressure injection molding processes use nitrogen gas with melted polymer to reduce the part weight by 20% to 30% or more compared to traditional injection molding processes. Structural foam and structural web represent niche-manufacturing processes in the injection molding industry with only a limited number of companies focused on these technologies. HPI is well positioned within the industry as all of its business and resources are dedicated to the structural foam and structural web technology.

HPI had annual sales for its fiscal year ended August 31, 2017 of approximately $60 million. The Company expects the transaction to be approximately $0.15 to $0.20 accretive to earnings per share for calendar year 2018. Core plans to continue all HPI operations and does not expect any significant restructuring, shut-down or employee severance costs.

Core Molding Technologies, Inc. ▪ 800 Manor Park Drive ▪ Columbus, OH 43228 ▪ (614) 870-5000
www.coremt.com

“We are excited about adding the structural foam and structural web technologies to our growing portfolio of processes, and to advancing the opportunities the HPI team has under development,” Barnett said. “Additionally, we see opportunities to offer the structural foam and structural web technology to our existing customers and to cross-sell our current processes to HPI’s customers,” he said.

KeyBanc Capital Markets acted as exclusive financial advisor to Core Molding and STS Capital Partners acted as exclusive financial advisor to HPI.

ABOUT CORE MOLDING TECHNOLOGIES, INC.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced thermoset and thermoplastic materials. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); compression and transfer molding of direct long-fiber thermoplastics (D-LFT); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers reaction injection molding (RIM) of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products markets. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; and Matamoros, Mexico. For further information, visit the company’s website at www.coremt.com.

This press release may contain certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plans,” “projects,” “believes,” “estimates,” “encouraged,” “confident” and similar expressions are used to identify these forward-looking statements. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements. Except as required by law, Core Molding Technologies Inc. undertakes no obligation to update these forward looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries (including slowdown in demand for truck production); federal and state regulations (including engine emission regulations); general economic, social, regulatory (including foreign trade policy) and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies’ sales revenues; efforts of Core Molding Technologies to expand its customer base; the ability to develop new and innovative products and to diversify markets, materials and processes and increase operational enhancements; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies’ suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from and properly integrate any completed acquisitions;
federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; inadequate insurance coverage to protect against potential hazards; equipment and machinery failure; product liability and warranty claims; and other risks identified from time to time in Core Molding Technologies’ other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2016 Annual Report on Form 10-K.